UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission file number: 333-178624

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 20, 2014

DNA PRECIOUS METALS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	1040	37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(Primary Standard Industrial Classification Code Number)	(IRS EMPLOYEE IDENTIFICATION NO.)

9125 rue Gagnon, Suite 214
Saint Leonard, Quebec, Canada
H1P 1Z4
(514) 852-2111

(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Tony J. Giuliano, CPA (CA)
Chief Financial Officer
DNA Precious Metals, Inc.
9125 rue Pascal Gagnon, Suite 204
Saint Leonard, Quebec, Canada H1P 1Z4
Office: (514) 852-2111
Fax: (514) 852-2221
Email: tony.giuliano@dnapreciousmetals.com

(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

Correspondence copies to:

Jeffrey G. Klein
Attorney and Counselor at Law
301 Yamato Road, Suite 1240
Boca Raton, Florida 33431
(561) 953-1126
Email: jklein@jkleinlegal.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section1- Registrant’s Business and Operations

Item1.01 Entry into a Material Definitive Agreement

On June 20, 2014, DNA Crypto Corp. (“DNAC”), our wholly-owned subsidiary, signed a definitive asset purchase agreement with Lynx Mining LLC, a Texas limited liability company (“Lynx”), whereby DNAC acquired the assets of Lynx, being its intellectual property rights. As part of the asset purchase agreement, DNAC issued 4.9 million shares of its common stock to Lynx Mining LLC.  Following the issuance of the DNAC common stock, DNA Precious Metals, Inc. owns 5.1 million shares of the outstanding shares of common stock of DNAC  and Lynx  owns 4.9 million shares of DNAC common stock.  The issuance of the 10 million shares represents 100% of DNAC’s authorized common stock.

DNAC’s Board of Directors will consist of Tony Giuliano and James Chandik, each appointed by DNA Precious Metals, Inc. (“DNAP”) and Conner Nelson, Connor Shannon and Kristopher Pedigro, appointees of Lynx.  Mr. Conner will also serve as the President of DNAC, Mr. Shannon will serve as Vice-President, Mr. Pedigro will serve as Secretary and Mr. Giulano will serve as DNAC’s treasurer.

Mr. Nelson, Mr. Shannon and Mr. Pedigro have each signed non-compete agreements which prohibit each from competing in a similar business if terminated without cause.

In consideration for the issuance of the DNAC common stock,  Lynx contributed  all of its intellectual property rights in connection with the design of proprietary software to mine bitcoins.  Lynx has developed formulas for how much hashing power must be added to negate the decreased Bitcoin generation.

In order to fully implement DNAC’s  business strategy to “mine” Bitcoins,  DNAP has committed $200,000 in funding.  Most of this money will be allocated to purchase computer servers and storage facilities for the servers.

DNAC will utilize DNAP’s funding to purchase up to 60 CoinTerra Terra Miner IV’s that have a hashing power of 1.6 Terahashes/second with a power consumption of 2100 watts.

The machines have hashing power of 1.6 terahashes per second, meaning that 1,600,000,000,000 algorithms will be solved per second. The power draw (2100 watts per machine) is the amount of power needed in order to solve that amount of SHA-236 algorithms per second.

DNAC will operate from the corporate offices of Lynx Mining LLC located in Dallas, Texas.  DNAC is being designed to be an industrial Bitcoin mining operation.  The facility will house mining servers generating Bitcoins through the process of cryptography. The servers will have dedicated hashing power that will determine the speed of bitcoin generation and power consumption.  Management believes that this industrial mining without any customer contracts or other obligations to third parties is a superior business model to cloud-based mining facilities that sell its mining power through customer contracts.

Bitcoin mining servers solve a complex algorithm called SHA-236, which is based on a type of mathematics called cryptography. After the server proves it has solved the equation, the system will authenticate it and release bitcoins to the address the miner is running through. The initial purchase of servers will bring in between 80-100 terahashes per second.

Our “miners” or “mining servers” will deposit the bitcoins generated directly into our bitcoin wallet. After we have received these bitcoins, we will then watch the market to decide the most profitable time to sell Bitcoins for cash on a Bitcoin exchange platform. Upon completion of the Bitcoins sale, the Bitcoin exchange platform will direct USD deposits into our DNAC bank account. We will not sell customer contracts.

A copy of the Asset Purchase Agreement is attached to this Form 8-K and marked Exhibit 10.1.  You are urged to review the agreement in its entirety.

Section 9-Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit

10.1	Asset Purchase and Sale Agreement between DNA Crypto Corp. and Lynx Mining LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 26, 2014

DNA Precious Metals, Inc.
By:	/s/ James Chandik
James Chandik
President and Chief Executive Officer